Exhibit 10.3

EXECUTION VERSION

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT, dated as of November 4, 2019 (as amended, amended and restated, modified, supplemented, extended or renewed from time to time, this “Guaranty”), made by each of the undersigned Guarantors and each additional Guarantor that becomes a party hereto pursuant to Section 22 hereof; provided that Borrower (as defined below) shall be deemed a Guarantor for the sole purpose of guaranteeing any Designated Hedging Agreement or Designated Treasury Services Agreement, in each case, to which any of the Restricted Subsidiaries is an obligor thereunder other than any Designated Hedging Agreement or Designated Treasury Services Agreement under which the Borrower is an obligor. Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, Iridium Holdings LLC (“Holdings”), Iridium Satellite LLC (the “Borrower”), solely with respect to Section 10.12 thereof, Iridium Communications, Inc., the lenders party thereto from time to time (the “Lenders”) and Deutsche Bank AG New York Branch, as administrative agent (together with any successor administrative agent, the “Administrative Agent”) and as collateral agent, have entered into a Credit Agreement, dated as of even date herewith (as amended, amended and restated, modified, supplemented, extended or renewed from time to time, the “Credit Agreement”);

WHEREAS, in order to induce (i) the Lenders and the other Lender Creditors to extend credit under, or otherwise enter into, the Credit Agreement, (ii) the Issuing Banks to issue Letters of Credit, (iii) the Ancillary Lenders to enter into the Ancillary Documents and (iv) the other Guaranteed Creditors to enter into Designated Hedging Agreements and Designated Treasury Services Agreements, and in recognition of the direct or indirect benefits to be received by each Guarantor from the incurrence of Loans by the Borrower under the Credit Agreement, the issuance of Letters of Credit by the Issuing Banks, the extensions of credit under the Ancillary Facilities and the entry by the Borrower or the Restricted Subsidiaries into such Designated Hedging Agreements and Designated Treasury Services Agreements, each Guarantor desires to enter into this Guaranty; and

WHEREAS, it is a condition to the making of Loans to, and the issuance of Letters of Credit on behalf of, the Borrower under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty.

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby agrees with the Administrative Agent for the benefit of the Guaranteed Creditors as follows:

1. The Guaranty. Each Guarantor, jointly and severally, hereby unconditionally and irrevocably, until the Termination Date (or such earlier date such Guarantor is released from this Guaranty in accordance with Section 18), guarantees as primary obligor and not merely as surety the full and prompt payment when due and performance, whether upon maturity, acceleration or otherwise, of any and all of its Guaranteed Obligations to the Guaranteed Creditors. If any or all of the Guaranteed Obligations becomes due and payable hereunder, such Guarantor, unconditionally and irrevocably, jointly and severally, promises to pay such indebtedness to the Administrative Agent and/or the other Guaranteed Creditors, on order, on demand, together with any and all expenses which may be incurred by the Administrative Agent and the other Guaranteed Creditors in collecting any of the Guaranteed Obligations, subject to any applicable limitations set forth in Section 13.01 of the Credit Agreement. This Guaranty is a guaranty of payment and not of collection. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. If a claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower or any other Guaranteed Party), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation of this Guaranty or any other instrument evidencing any liability of the Borrower or any other Guaranteed Party, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

No failure or delay on the part of any Guaranteed Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Guaranteed Creditor would otherwise have. Except as otherwise required hereby or by any other Credit Document, no notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Guaranteed Creditor to any other or further action in any circumstances without notice or demand.

2. Bankruptcy. Additionally, each Guarantor, jointly and severally, unconditionally and irrevocably, until the Termination Date (or such earlier date such Guarantor is released from this Guaranty in accordance with Section 18), guarantees the payment of any and all of its Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the Borrower or any other Guaranteed Party upon the occurrence of any of the events specified in Section 11.01(e) of the Credit Agreement, and jointly and severally, unconditionally and irrevocably, until the Termination Date (or such earlier date such Guarantor is released from this Guaranty in accordance with Section 18), promises to pay such Guaranteed Obligations to the Guaranteed Creditors, on order, on demand, in lawful money of the United States.

3. Nature of Liability. The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional, exclusive and independent of any security for or other guaranty of the Guaranteed Obligations, whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and each Guarantor understands and agrees, to the fullest extent permitted under law, that the liability of such Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower, any other Guaranteed Party or any other party, (b) any other continuing or other guaranty or undertaking of such Guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking (other than payment in cash of the Guaranteed Obligations to the extent of such payment), (d) any dissolution, termination or increase, decrease or change in personnel by any Guaranteed Party, (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to any Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Guaranteed Creditors as contemplated in Section 5 hereof or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

4. Independent Obligation. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, the Borrower, any other party or any other Guaranteed Party, and a separate action or actions may be brought and prosecuted against any Guarantor whether or not action is brought against any other Guarantor, any other guarantor, any other party, the Borrower or any other Guaranteed Party and whether or not any other guarantor, any other party, the Borrower or any other Guaranteed Party be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or any other Guaranteed Party or other circumstance which operates to toll any statute of limitations as to the Borrower or any such other Guaranteed Party shall operate to toll the statute of limitations as to the relevant Guarantor. The provisions of this Guaranty constitute a continuing guaranty and include all present and future Guaranteed Obligations including any under transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guaranteed Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guaranteed Obligations after prior Guaranteed Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke the provisions of this Guaranty as to future Guaranteed Obligations. If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (i) no such revocation shall be effective until written notice thereof has been received by Administrative Agent, (ii) no such revocation shall apply to any Guaranteed Obligations in existence on the date of receipt by Administrative Agent of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (iii) no such revocation shall apply to any Guaranteed Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of any Guaranteed Party in existence on the date of such revocation, (iv) no payment by any Guarantor or from any other source, prior to the date of Administrative Agent’s receipt of written notice of such revocation shall reduce the maximum obligation of such Guarantor hereunder and (v) any payment by the Borrower or from any source other than such Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guaranteed Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of such Guarantor hereunder.

5. Authorization. To the fullest extent permitted under law, each Guarantor authorizes the Guaranteed Creditors without notice or demand (except as required hereby or by any other Credit Document), and without affecting or impairing its liability hereunder, from time to time to:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c) exercise or refrain from exercising any rights against the Borrower, any other Guaranteed Party, any other Credit Party or any other Person or otherwise act or refrain from acting;

(d) release or substitute any one or more endorsers, guarantors, the Borrower, any other Guaranteed Party, any other Credit Party, any other Person or other obligors;

(e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) to its creditors other than the Guaranteed Creditors;

(f) except as otherwise expressly required by the Security Documents, apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower or any other Guaranteed Party to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower or such other Guaranteed Party remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, this Guaranty, any other Credit Document, any Designated Hedging Agreement, any Designated Treasury Services Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Guaranty, any other Credit Document, any Designated Hedging Agreement, any Designated Treasury Services Agreement or any of such other instruments or agreements; and/or

(h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty.

6. Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of the Borrower, any other Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

7. Subordination. Any indebtedness of the Borrower or any other Guaranteed Party now or hereafter owing to any Guarantor is hereby subordinated to the then-owing Guaranteed Obligations of the Borrower or such other Guaranteed Party owing to the Guaranteed Creditors and, if the Administrative Agent so requests, acting at the direction of the Required Lenders, at a time when an Event of Default exists, all such indebtedness to such Guarantor shall be collected, enforced and received by such Guarantor for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower or such other Guaranteed Party to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of any Guarantor under the other provisions of this Guaranty. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation, reimbursement, exoneration, contribution or indemnification or any right to participate in any claim or remedy of the Borrower or any other Guaranteed Party which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all then-owing Guaranteed Obligations have been irrevocably paid in full. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of the Borrower and the other Guaranteed Parties, and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable hereunder, whether matured or unmatured, in accordance with the terms of this Guaranty, or to be held as Collateral for any Guaranteed Obligations or other amounts payable hereunder thereafter arising. Notwithstanding anything to the contrary contained herein, no Guarantor may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Guarantor (the “Foreclosed Guarantor”), including after the Termination Date, if all or any portion of the Obligations have been satisfied in connection with a sale or other disposition by the Collateral Agent of the Equity Interests of such Foreclosed Guarantor, whether pursuant to the Security Agreement or otherwise.

8. Waiver. (a) Each Guarantor waives, to the fullest extent permitted under applicable law, any right to require any Guaranteed Creditor to (i) proceed against the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other Person, (iii) protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Guarantor or any other Person, or any collateral or (iv) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. Each Guarantor waives, to the fullest extent permitted under applicable law, any defense based on or arising out of any defense of the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other person, other than payment of the Guaranteed Obligations to the extent of such payment and release of such Guarantor from this Guaranty in accordance with Section 18, based on or arising out of the disability of the Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other Person, or the invalidity, illegality or unenforceability of the Guaranteed Obligations or any part thereof for any cause, or the cessation from any cause of the liability of the Borrower or any other Guaranteed Party other than payment of the Guaranteed Obligations to the extent of such payment and release of such Guarantor from this Guaranty in accordance with Section 18. The Administrative Agent may, at its election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy against the Borrower, any other Guaranteed Party or any other Person, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. Each Guarantor waives, to the fullest extent permitted under law, any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower, any other Guaranteed Party or any other Person or any security.

(b) Except as required by the Credit Documents, each Guarantor waives, to the fullest extent permitted under law, all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any of the other Guaranteed Creditors shall have any duty to advise any Guarantor of information known to them regarding such circumstances or risks.

(c) Each Guarantor, to the fullest extent permitted under law, (i) subordinates to the payment in full of the Obligations, any right to assert against the Borrower or any other Guaranteed Party, any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against the Borrower or any other party liable to the Borrower or such other Guaranteed Party; and (ii) waives any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor.

9. Maximum Liability. It is the desire and intent of each Guarantor and the Guaranteed Creditors that this Guaranty shall be enforced against such Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of such Guarantor’s obligations under this Guaranty shall be deemed to be reduced and such Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

10. Enforcement. Each Guaranteed Creditor agrees (by its acceptance of the benefits of this Guaranty) that this Guaranty may be enforced only by the action of the Administrative Agent, acting upon the instructions of the Required Lenders and that no other Guaranteed Creditor shall have any right individually or collectively to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent, for the benefit of the Guaranteed Creditors upon the terms of this Guaranty. Each Guaranteed Creditor further agrees (by its acceptance of the benefits of this Guaranty) that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Guarantor.

11. Representations and Warranties. Each Guarantor that is not party to the Credit Agreement represents and warrants that:

(a) Such Guarantor (i) is a duly organized or incorporated and validly existing corporation, partnership, limited liability company, unlimited liability company or other applicable business entity, as the case may be, in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its organization or incorporation, as applicable, (ii) has the requisite corporate, partnership, limited liability company, unlimited liability company or other applicable business entity power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is, to the extent such concepts are applicable under the laws of the relevant jurisdiction, duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(b) Such Guarantor has the corporate, partnership, limited liability company, unlimited liability company or other applicable business entity power and authority, as the case may be, to execute, deliver and perform the terms and provisions of this Guaranty and each other Credit Document to which it is party and has taken all necessary corporate, partnership, limited liability company, unlimited liability company or other applicable business entity action, as the case may be, to authorize the execution, delivery and performance by it of this Guaranty and each such other Credit Document. Such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party, and this Guaranty and each such other Credit Document constitutes the legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c) Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of such Guarantor.

12. Covenants. Each Guarantor that is not a party to the Credit Agreement covenants and agrees that on and after the Closing Date and until the Termination Date (or such earlier date released from this Guaranty in accordance with Section 18 hereof), such Guarantor will comply, and will cause each of its Restricted Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Articles 9 and 10 of the Credit Agreement. As used in this Guaranty, “Termination Date” shall mean the date upon which the Credit Document Obligations have been paid in full and terminated (other than (x) any indemnification obligations arising under the Credit Documents which are not then due and payable, (y) Letters of Credit which have been Cash Collateralized or backstopped on terms reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank or Ancillary Lender and (z) for the avoidance of doubt, liabilities under Designated Hedging Agreements and Designated Treasury Services Agreements).

13. Successors and Assigns. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Guaranteed Creditors and their successors and permitted assigns.

14. Amendments. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released) and the Administrative Agent (with each other consent required pursuant to Section 13.12 of the Credit Agreement).

15. Authorization. Subject, in each case, to the limitations set forth in Section 13.02(b) of the Credit Agreement, in addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Guaranteed Creditor is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Guarantor (unless required by the Credit Documents), any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Guaranteed Creditor to or for the credit or the account of such Guarantor against and on account of its Guaranteed Obligations to the Guaranteed Creditor under this Guaranty, irrespective of whether or not such Guaranteed Creditor shall have made any demand hereunder and although such Guaranteed Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

16. Notice, etc. All notices, requests, demands or other communications pursuant hereto shall be sent in accordance with the terms and provisions set forth in Section 13.03 of the Credit Agreement. All notices and other communications shall be in writing (including electronic transmission) and mailed, delivered or transmitted to such party at (i) in the case of any

Lender Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, as provided in Schedule 13.03 of the Credit Agreement and (iii) in the case of any other Guaranteed Creditor, at such address as such other Guaranteed Creditor shall have specified in writing to the Borrower and the Administrative Agent or, in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

17. CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE GUARANTEED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY (EXCEPT THAT IN THE CASE OF ANY BANKRUPTCY, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR SIMILAR PROCEEDINGS WITH RESPECT TO ANY GUARANTOR, ACTIONS OR PROCEEDINGS RELATED TO THIS GUARANTY AND THE OTHER CREDIT DOCUMENTS MAY BE BROUGHT IN SUCH COURT HOLDING SUCH BANKRUPTCY, INSOLVENCY OR LIQUIDATION PROCEEDINGS OR SIMILAR PROCEEDINGS) MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR AND EACH GUARANTEED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH GUARANTOR AND EACH GUARANTEED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER IT. EACH GUARANTOR AND EACH GUARANTEED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SECTION 16 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH GUARANTOR AND EACH GUARANTEED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY SUCH PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY OTHER JURISDICTION.

(b) EACH GUARANTOR AND EACH GUARANTEED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH GUARANTOR AND EACH GUARANTEED CREDITOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

18. Release. Except as set forth in Section 12.10(b) of the Credit Agreement, in the event that a Guarantor becomes an Excluded Subsidiary or all of the Equity Interests of a Guarantor is sold or otherwise disposed of or liquidated in accordance with Section 10.02 of the Credit Agreement (or such sale or other disposition has been approved in writing by the Required Lenders (or all the Lenders if required by Section 13.12 of the Credit Agreement)), such Guarantor shall upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to Holdings or another Credit Party) be released from this Guaranty automatically and immediately and without further action and this Guaranty shall, as to each such Guarantor, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the Equity Interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 18). Upon the occurrence of the Termination Date, this Guaranty shall automatically and immediately and without further action, as to all Guarantors, terminate and have no further force and effect. The Administrative Agent will (and each Guaranteed Creditor (by its acceptance of the benefits of this Guaranty) irrevocably authorizes the Administrative Agent to), at the Guarantors’ expense, execute and deliver to the Guarantors such documents as the Guarantors may reasonably request to evidence, as applicable, the release of such Guarantor from, or the termination in full of, this Guaranty.

19. Right of Contribution. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been paid in full, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 19 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 19, (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date. Notwithstanding anything to the contrary contained above, any Guarantor that is released from this Guaranty shall thereafter have no contribution obligations, or rights, pursuant to this Section 19, and at the time of any such release, if the released Guarantor had an Aggregate Excess Amount or an Aggregate Deficit Amount, same shall be deemed reduced to $0, and the contribution rights and obligations of the remaining Guarantors shall be recalculated on the respective date of release (as otherwise provided above) based on the payments made hereunder by the remaining Guarantors. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 19, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been paid in full. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution.

20. Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantors and the Administrative Agent.

21. Payments. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense (other than payment of the Guaranteed Obligations to the extent of such payment), and shall be subject to the provisions of Sections 5.03 and 5.04 of the Credit Agreement.

22. Additional Guarantors. It is understood and agreed that any Restricted Subsidiary of Holdings that is required, or with respect to which the Borrower elects to cause, to become a party to this Guaranty after the date hereof pursuant to the relevant provisions of the Credit Agreement, shall become a Guarantor hereunder by executing and delivering a counterpart hereof, or a joinder agreement substantially in the form of Exhibit A hereto, and delivering same to the Administrative Agent.

23. Keepwell. Each Guarantor that is a Qualified ECP Guarantor (as defined below) at the time the Guaranty or the grant of the security interest under the Credit Documents, in each case, by any Specified Credit Party (as defined below), becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Credit Party with respect to such Swap Obligation as may be needed by such Specified Credit Party from time to time to honor all of its obligations under this Guaranty and the other Credit Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 23 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 23 shall remain in full force and effect until the Guaranteed Obligations have been paid and performed in full. Each Qualified ECP Guarantor intends this Section 23 to constitute, and this Section 23 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Credit Party for all purposes of the Commodity Exchange Act.

24. Definitions. The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

“Credit Document Obligations” shall have the meaning specified in the definition of “Guaranteed Obligations” hereunder.

“Guaranteed Obligations” shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the unpaid principal and interest on each Note issued by, and all Loans made to, the Borrower under the Credit Agreement, together with all the other Obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees, expenses, prepayment premiums, and interest (including any interest, fees, expenses, prepayment premiums and other amounts accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest, fees, expenses and other amounts is an allowed or allowable claim in any such proceeding) thereon) of (x) the Credit Parties to the Secured Creditors now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and each other Credit Document to which any of the Credit Parties is a party and the due performance and compliance by the Credit Parties with all the terms, conditions and agreements contained in the Credit Agreement and in each such other Credit Document (all such obligations, collectively, the “Credit Document Obligations”) and (y) Holdings or any of the Restricted Subsidiaries owing under any Designated Hedging Agreement or Designated Treasury Services Agreement and the due performance and compliance with all terms, conditions and agreements contained therein.

“Guaranteed Party” shall mean Holdings, the Borrower and/or each Restricted Subsidiary party to any Designated Hedging Agreement or Designated Treasury Services Agreement with the applicable Guaranteed Creditor.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Specified Credit Party” shall mean any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 23).

*     *     *

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

FOR AND ON BEHALF OF:

IRIDIUM HOLDINGS LLC
IRIDIUM SATELLITE LLC
IRIDIUM CARRIER HOLDINGS LLC
IRIDIUM CARRIER SERVICES LLC
IRIDIUM CONSTELLATION LLC, each as a Guarantor

By:	/s/ Thomas J. Fitzpatrick
Name: Thomas J. Fitzpatrick
Title: Chief Financial Officer

IRIDIUM GOVERNMENT SERVICES LLC, as a Guarantor

By:	/s/ Thomas J. Fitzpatrick
Name: Thomas J. Fitzpatrick
Title: Chief Financial Officer, Iridium Constellation LLC, its Member

[Signature Page to Guaranty Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:	/s/ Michael Strobel
Name: Michael Strobel
Title: Vice President

By:	/s/ Yumi Okabe
Name: Yumi Okabe
Title: Vice President

[Signature Page to Guaranty Agreement]

EXHIBIT A

[FORM OF]

JOINDER AGREEMENT

Reference is made to (a) the Guaranty Agreement, dated as of November 4, 2019 (as amended, amended and restated, modified, supplemented, extended or renewed from time to time, the “Guaranty”), among Iridium Holdings LLC (“Holdings”), Iridium Satellite LLC (the “Borrower”), certain subsidiaries of Holdings party thereto from time to time (the “Subsidiary Guarantors”) and Deutsche Bank AG New York Branch, as administrative agent (together with any successor administrative agent, the “Administrative Agent”) and (b) the Credit Agreement, dated as of dated as of November 4, 2019, among Holdings, the Borrower, solely with respect to Section 10.12 thereof, Iridium Communications Inc., the lenders party thereto from time to time (the “Lenders”) and the Administrative Agent (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty or, if not defined therein, the Credit Agreement.

W I T N E S S E T H :

WHEREAS, the Guarantors have entered into the Guaranty in order to induce (i) the Lenders and the other Lender Creditors to extend credit under, or otherwise enter into, the Credit Agreement, (ii) the Issuing Banks to issue Letters of Credit, (iii) the Ancillary Lenders to enter into the Ancillary Documents and (iv) the other Guaranteed Creditors to enter into Designated Hedging Agreements and Designated Treasury Services Agreements, in recognition of the direct or indirect benefits to be received by each Guarantor from the incurrence of Loans by the Borrower under the Credit Agreement, the issuance of Letters of Credit by the Issuing Banks, the extensions of credit under the Ancillary Facilities and the entry by the Borrower or the Restricted Subsidiaries into such Designated Hedging Agreements and Designated Treasury Services Agreements; and

WHEREAS, the undersigned Subsidiary (the “New Guarantor”) is required pursuant to the terms of the Credit Agreement and the Guaranty, or the Borrower has otherwise elected in accordance with the terms of the Credit Agreement and the Guaranty to cause such New Guarantor, to become a Guarantor by executing this joinder agreement (“Joinder Agreement”) to the Guaranty.

NOW, THEREFORE, the Administrative Agent and the New Guarantor hereby agree as follows:

1. Guarantee. In accordance with Section 22 of the Guaranty, the New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor.

2. Covenants; Representations and Warranties. The New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof except to the extent that such representations and warranties relate to an earlier date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects). Each reference to a Guarantor in the Credit Agreement and to a Guarantor in the Guaranty shall, from and after the date hereof, be deemed to include the New Guarantor.

3. Severability. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4. Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.

5. No Waiver. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

6. Notices. All notices, requests and demands to or upon the New Guarantor, any Agent or any Lender shall be governed by the terms of Section 16 of the Guaranty.

7. Governing Law. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

[ ], as a New Guarantor

By:
Name:
Title:

Address for Notices:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title: